Exhibit 10.1

First Northern Community Bancorp
2026 Stock Incentive Plan
(Adopted by the Board of Directors as of March 20, 2025)

SECTION 1.       PURPOSE.The Plan was adopted by the Board of Directors and shall be effective as of March 15, 2026 or such earlier date when the Board of Directors has terminated the First Northern Community Bancorp Amended and Restated 2016 Stock Incentive Plan, in each case subject to the approval of the Company’s shareholders.  The purpose of the Plan is to offer selected service providers the opportunity to acquire equity in the Company through awards of Options (which may constitute incentive stock options or nonstatutory stock options), Restricted Shares, Stock Appreciation Rights, Stock Units and Other Stock Awards.

SECTION 2.        DEFINITIONS.“Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.“Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Shares, Stock Appreciation Rights, Stock Units, Other Stock Awards, or Performance Based Awards.

(c)
“Award Agreement”shall mean the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, as determined by the Board.  The Award Agreement is subject to the terms and conditions of the Plan.(d)“Board” shall mean the Board of Directors of the Company, as constituted from time to time.“Cause”(i) shall have the meaning provided to such term in any employment, consulting or other employment-related agreement by and between a Participant and the Company (or its affiliates and subsidiaries, as applicable), or (ii) if no such agreement is in place, then “Cause” shall mean a Participant has (A) willfully and intentionally violating any state or federal banking or securities laws or the bylaws, rules, policies or resolutions of the Company or the rules or regulations of the Federal Deposit Insurance Corporation, Federal Reserve Board or other regulatory agency or governmental authority having jurisdiction over the Company; (B) been convicted of any felony or a crime involving moral turpitude, or willfully and intentionally committing a fraudulent or dishonest act; or (C) willfully and intentionally disclosed, without authority, any secret or confidential information concerning the Company or any customer of the Company or taken any action which the Board determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with the Company.“Change in Control”shall mean the occurrence of any of the following events: A merger into or consolidation with another corporation, or merger of another corporation into Company or its parent holding company, First Northern Community Bancorp (“Bancorp”), and as a result less than fifty percent (50%) of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of Company or Bancorp immediately before the merger or consolidation.

ii.
One person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock possessing thirty percent (30%) or more of the total voting power of the stock of Company or Bancorp (this constitutes acquisition of "Effective Control").  No Change in Control shall occur if additional voting shares are acquired by a person or persons who possessed Effective Control prior to acquiring additional shares.  This shall not apply to beneficial ownership of voting shares held in a fiduciary capacity by an entity of which Company or Bancorp directly or indirectly beneficially owns fifty percent (50%) or more of the outstanding voting securities, or voting shares held by an employee benefit plan maintained for the benefit of the Company's employees.

iii.
A majority of the members of the Board of the Company or Bancorp is replaced during any twenty-four (24)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Bank or Bancorp before the date of the appointment or election.  This subparagraph shall only apply with respect to Bancorp if no other corporation is a majority shareholder of Bancorp.

iv.
A Change in Control shall only occur with respect to Bancorp if Bancorp (i) is a majority shareholder of the Company; (ii) is a majority shareholder of any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in the Company; or (iii) is otherwise a “Relevant Corporation” as that term is used and defined in Code Section 409A (“Section 409A”).  For purposes of this Section 2(f), majority shareholder means a shareholder owning more than fifty percent (50%) of the total fair market value and total voting power of the Company, Bancorp, or a corporation in the chain referenced above.  No Change in Control shall occur unless the event constitutes a “Change of Ownership of a Corporation” or a “Change in the Effective Control of a Corporation” as defined under Section 409A.

(g)
“Code” shall mean the Internal Revenue Code of 1986, as amended.“Committee” shall mean the Compensation Committee as designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.“Company” shall mean First Northern Community Bancorp, a California corporation.“Consultant” shall mean a consultant or advisor who is not an Employee or Outside Director and who performs bona fide services for the Company, a Parent, a Subsidiary or an Affiliate.“Disability” shall mean that the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering the Company's employees.  The Company may, in its discretion, rely on a determination by the Social Security Administration or an insurance carrier (if the definition of "disability" applied by the carrier is consistent with this section) in determining whether a Participant has a Disability, and may require the Participant to submit proof of such determination.“Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate and who is an “employee” within the meaning of Section 3401(c) of the Code and regulations issued thereunder.“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.“Exercise Price” shall mean the amount for which one Share may be purchased upon the exercise of an Option, or the amount from which appreciation is measured upon exercise of a Stock Appreciation Right, as specified in an Award Agreement.“Fair Market Value” means the fair market value of one Share, determined as follows:(i)if the Company’s Stock is traded on any established national securities exchange, including the New York Stock Exchange or The Nasdaq Stock Market, on the date in question, then the Fair Market Value shall be equal to the closing price as quoted on such exchange (or the exchange with the greatest volume of trading in such Stock) on such date as reported in the Wall Street Journal or such other source as the Committee deems reliable; or

(ii)	if the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

For any date that is not a day on which the national stock exchange on which the Stock is traded is open for trading (a “Trading Day”), the Fair Market Value of a Share for such date shall be determined by using the closing sale price for the immediately preceding Trading Day.  Determination of the Fair Market Value pursuant to the foregoing provisions shall be conclusive and binding on all persons.

(p)
“ISO” shall mean an incentive stock option described in Section 422(b) of the Code.“NSO” shall mean a stock option that is not an ISO.“Option” shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.“Other Stock Award” shall mean an Award based in whole or in part by reference to Stock which is granted pursuant to the terms and conditions of Section 10(g) of the Plan.“Outside Director” shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not an Employee.“Parent” shall mean Bancorp, and any other corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.“Participant” shall mean the holder of an outstanding Award.“Plan” shall mean the First Northern Community Bancorp 2026 Stock Incentive Plan.“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan pursuant to a Restricted Shares.(y)“Restricted Shares” shall mean an award or sale of Shares pursuant to the terms and conditions of Section 6 of the Plan.

(z)
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.“Service” shall mean service as an Employee, a Consultant or an Outside Director, subject to such further limitations as may be set forth in the applicable Award Agreement.  Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company.  However, for purposes of determining whether an Option is entitled to ISO status, and to the extent required under the Code, an Employee’s employment will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract or such Employee immediately returns to active work.  The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.  In the absence of such determination, vesting of an Award shall be tolled during any unpaid leave (unless otherwise required by applicable law); provided, however, that upon a Participant’s return from military leave (under conditions that would entitle the Participant to protection upon such return under the Uniformed Services Employment and Reemployment Rights Act), the Participant shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent or Subsidiary, if applicable) throughout the leave on the same terms as the Participant was providing services immediately prior to such leave.“Share”shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).“Stock” shall mean the common stock of the Company.“Stock Appreciation Right” or “SAR” shall mean a stock appreciation right which is granted pursuant to the terms and conditions of Section 8 of the Plan.“Stock Units” shall mean an Award of an unfunded and unsecured right to receive Shares (or cash or a combination of Shares and cash, as determined in the sole discretion of the Board) upon settlement of the Award, which is granted pursuant to the terms and conditions of Section 10 of the Plan.“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.“Ten-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries.  In determining stock ownership for purposes of this Section 2(gg), the attribution rules of Section 424(d) of the Code shall be applied.SECTION 2.ADMINISTRATION.General Rule.  The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company.  In addition, to the extent required by the Board, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) if the Stock is traded on an established stock exchange (such as the New York Stock Exchange or The NASDAQ Market), such other requirements as the applicable exchange may impose on compensation committees.Committee for Non-Officer Grants.  The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such Awards.  Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence.  To the extent permitted by applicable laws, the Board may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so grant.Committee Procedures.  The Board shall designate one of the members of the Committee as chairman.  The Committee may hold meetings at such times and places as it shall determine.  The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.Committee Responsibilities.  Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions: i.To interpret the Plan and to apply its provisions;

ii.	To adopt, amend or rescind rules, procedures and forms relating to the Plan;

iii.	To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

iv.	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

v.	To determine when Awards are to be granted under the Plan;

vi.	To select the Participants to whom Awards are to be granted;

vii.	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

viii.
To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award, to determine whether an Option is to be classified as an ISO or as a NSO, and to specify the provisions of the agreement relating to such Award;

ix.
To amend any outstanding Award Agreement, subject to the requirements of (e), any applicable legal restrictions and the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

x.	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

xi.	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

xii.	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

xiii.	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

xiv.	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

xv.	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act.  All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant.  No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

(e)
Cancellation and Re-Grant of Stock Awards.  Notwithstanding any contrary provision of the Plan, neither the Board, nor the Committee, nor any other committee so designated by the Board, nor their designees, shall have the authority to: (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price thereof, or (ii) cancel outstanding Options or SARs with an Exercise Price above the current Fair Market Value per Share in exchange for another Option, SAR or other Award, unless the stockholders of the Company have previously approved such an action or such action relates to an adjustment pursuant to Section 11.SECTION 4.ELIGIBILITY.Only Employees of the Company, a Parent or Subsidiary shall be eligible for the grant of ISOs.  Only Employees, Consultants and Outside Directors shall be eligible for the grant of NSOs, Restricted Shares, Stock Appreciation Rights, Stock Units or Other Stock Awards.  Consultants which are entities shall be eligible for the grant of Awards (other than ISOs) subject to compliance with applicable securities law requirements.

SECTION 5. STOCK SUBJECT TO PLAN.Share Limit.  Subject to Section 11, the aggregate number of Shares which may be issued under the Plan not exceed the number of Shares subject to outstanding awards granted under the Company’s 2016 Stock Incentive Plan (the “Predecessor Plan”), as of the effective date of the Plan, to the extent those awards expire, terminate or are cancelled for any reason without the issuance or delivery of such Shares, any Shares subject to vesting restrictions under the Predecessor Plan on the effective date of the Plan that are subsequently forfeited, and any reserved Shares not issued or subject to outstanding awards under the Predecessor Plan on the effective date of the Plan; provided, however, that such sum shall not exceed four hundred fifty thousand, four hundred fifty-two (450,452) Shares (the “Authorized Share Limit”).  The number of Shares which are subject to Options or other rights to acquire Shares pursuant to Awards which are outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.  Shares offered under the Plan shall be authorized but unissued Shares.Director Grants. With respect to Awards granted to Outside Directors, the aggregate number of Shares which may be issued upon exercise or settlement of such Awards under the Plan shall be one-hundred thousand (100,000) Shares.  Any Awards granted to Outside Directors under the Plan may or may not be subject to vesting.  Vesting shall occur, if at all, in full or in installments, upon satisfaction of conditions specified in the applicable Award Agreement; provided, however, that all Shares subject to such an Award shall become fully vested in the event that a Change in Control takes place with respect to the Company.Limitations on Awards.  Subject to the provisions of Section 11, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than fifty thousand (50,000) Shares; provided however, that no Outside Director may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than three thousand (3,000) Shares.Additional Shares.  Shares subject to Awards that are cancelled, forfeited, settled in cash or expire by their terms, and Shares subject to Awards that are used to pay withholding obligations or the Exercise Price of an Option, will again be available for grant and issuance in connection with other Awards.  However, Shares that have actually been issued under the Plan will not be added back to the number of Shares available for issuance under the Plan unless reacquired by the Company pursuant to a forfeiture provision.Substitution and Assumption of Awards.  The Board may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate).  The terms of such assumed, substituted or replaced Awards shall be as the Board, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan.  Any such substitute or assumed Awards shall not count against the Authorized Share Limit set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(d) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.SECTION 6.RESTRICTED SHARES.Restricted Shares.  Subject to the terms of the Plan, the Committee may grant an Award of Restricted Shares to Participants in such amounts as the Committee, in its sole discretion, may determine.  Each grant of Shares pursuant to a Restricted Share under the Plan shall be evidenced by an Award Agreement between the Participant and the Company.  Such Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Committee, as set forth in the Award Agreement, that are not inconsistent with the Plan.  The provisions of such Award Agreements need not be identical.Consideration.  If the Committee decides to sell Shares to a Participant rather than grant the Shares in its sole discretion, such that the Participant is required to pay a Purchase Price for such Shares before the Participant will receive the Shares, then the Committee shall determine the amount of such Purchase Price in its sole discretion.  The Purchase Price shall be payable in a form described in Section 8.Vesting Restrictions.  Each grant of Shares shall be subject to such vesting and forfeiture conditions as the Board may determine.  Such restrictions shall be set forth in the applicable Award Agreement and, unless otherwise provided in the Award Agreement, shall apply to any dividends paid with respect to such Shares.  The vesting of a Restricted Share granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.Voting and Dividend Rights.  The holders of Restricted Shares granted under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided, that the applicable Award Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.Restrictions on Transfer.  Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine.  Such restrictions shall be set forth in the applicable Award

Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.SECTION 7.STOCK OPTIONS.Stock Option Award.  Subject to the terms of the Plan, the Committee may grant Options to Participants in such amounts as the Committee, in its sole discretion, may determine.  Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company.  The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Committee, as set forth in the Award Agreement, which are not inconsistent with the Plan.  The provisions of the various Award Agreements entered into under the Plan need not be identical.Number of Shares; Kind of Option.  Each Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.  The Award Agreement shall also specify whether the Option is intended to be an ISO or an NSO.Exercise Price.  Each Award Agreement shall set forth the Exercise Price, which shall be payable in a form described in Section 8.  Subject to the following requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion: Minimum Exercise Price for ISOs.  The Exercise Price per Share of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant. Minimum Exercise Price for NSOs.  The Exercise Price per Share of an NSO shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant.Term.  Each Award Agreement shall specify the term of the Option.  The term of an Option shall in no event exceed ten (10) years from the date of grant.  The term of an ISO granted to a Ten-Percent Shareholder shall not exceed five (5) years from the date of grant.  Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.(e)Exercisability.  Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided, however, that no Option shall be exercisable unless the Participant has delivered to the Company an executed copy of the Award Agreement.  Subject to the following restrictions, the Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events: Options Granted to Outside Directors.  The vesting and exercisability of an Option granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.Transferability of Options.  During a Participant’s lifetime, his or her Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution.  Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by the Participant to a revocable trust or to one or more family members or a trust established for the benefit of the Participant and/or one or more family members.Exercise of Options on Termination of Service.  Each Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service.  Each Award Agreement shall provide the Participant with the right to exercise the Option following the Participant’s termination of Service during the Option term, to the extent the Option was exercisable for vested Shares upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than Cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the Option term).  If the Participant’s Service is terminated for Cause, the Award Agreement may provide that the Participant’s right to exercise the Option terminates immediately on the effective date of the Participant’s termination.  To the extent the Option was not exercisable for vested Shares upon termination of Service, the Option shall terminate when the Participant’s Service terminates.  The terms of the applicable Award Agreement with respect to the foregoing shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.(h)No Rights as a Shareholder.  A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option.  No adjustments shall be made, except as provided in Section 11.Modification, Extension and Renewal of Options.  Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares.  The foregoing notwithstanding, except for a modification required to comply with any applicable law, regulation or rule, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or increase the Participant’s obligations under such Option; provided, however, that a modification which may cause an ISO to become an NSO shall not be treated as materially impairing a Participant’s rights or increasing a Participant’s obligations under an Award.SECTION 8.PAYMENT FOR SHARES.General.  The entire Purchase Price of Shares or Exercise Price of Options issued under the Plan shall be payable in cash, cash equivalents or one of the other forms provided in this Section 8, to the extent provided under applicable law.(b)Surrender of Stock.  To the extent permitted by the Committee in its sole discretion, payment may be made in whole or in part by surrendering (in good form for transfer), or attesting to ownership of, Shares which have already been owned by the Participant.  Such Shares shall be valued at their Fair Market Value on the date of surrender.(c) Services Rendered.  As determined by the Board in its discretion, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent, a Subsidiary or an Affiliate.(d)Cashless Exercise.  To the extent permitted by the Committee in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.(e) Share Pledge.  To the extent permitted by the Committee in its sole discretion and by the Company’s Code of Conduct, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as partial security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.Net Exercise.  To the extent permitted by the Committee in its sole discretion, payment of the Exercise Price may be made by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or other form of payment permitted under the Option Award Agreement.(g)Other Forms of Payment. To the extent permitted by the Board in its sole discretion, payment may be made in any other form that is consistent with applicable laws, regulations and rules.SECTION 9.STOCK APPRECIATION RIGHTS.(a)Stock Appreciation Right Award.  Subject to the terms of the Plan, the Committee may grant Stock Appreciation Rights to Participants in such amounts as the Committee, in its sole discretion, may determine.  Each grant of a Stock Appreciation Right under the Plan shall be evidenced by an Award Agreement between the Participant and the Company.  The Stock Appreciation Right shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Committee, as set forth in the Award Agreement, which are not inconsistent with the Plan.  The provisions of the various Stock Appreciation Right Award Agreements entered into under the Plan need not be identical.(b)Number of Shares.  Each Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.(c)Exercise Price.  Each Award Agreement shall specify the Exercise Price of the SAR.  The Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant.Term.  Each Award Agreement shall specify the term of the SAR.  The term of a SAR shall in no event exceed ten (10) years from the date of grant.  Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.Exercisability.  Each Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable; provided, however, that no SAR shall be exercisable unless the Participant has delivered to the Company an executed copy of the Award Agreement and no SAR shall become fully exercisable before the 12-month anniversary of the date of grant of such SAR.  The Committee in its sole discretion shall determine when all or any installment of a SAR is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events.  The vesting and exercisability of a SAR granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.  SARs may be awarded in combination with Options, and such Awards may provide that the SARs will not be exercisable unless the related Options are forfeited.Exercise of SARs.  Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.(g)Transferability of SARs.  During a Participant’s lifetime, his or her SARs shall be exercisable only by the Participant or by the Participant’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution.  Notwithstanding the foregoing, however, to the extent permitted by the Committee in its sole discretion, a SAR may be transferred by the Participant to a revocable trust or to one or more family members or a trust established for the benefit of the Participant and/or one or more family members.(h)Exercise of SARs on Termination of Service.  Each SAR shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s Service.  Each Award Agreement shall provide the Participant with the right to exercise the SAR following the Participant’s termination of Service during the SAR term, to the extent the SAR was vested upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than Cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the SAR term).  If the Participant’s Service is terminated for Cause, the SAR Award Agreement may provide that the Participant’s right to exercise the SAR terminates immediately on the effective date of the Participant’s termination.  To the extent the SAR was not vested upon termination of Service, the SAR shall terminate when the Participant’s Service terminates.  The terms of the applicable Award Agreement with respect to the foregoing shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.No Rights as a Shareholder.  A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by the SAR unless and until such person becomes entitled to receive Shares upon exercise of the SAR.  No adjustments shall be made, except as provided in Section 11.(j)Modification, Extension and Renewal of SARs.  Within the limitations of the Plan, the Committee may modify, extend or renew outstanding SARs or may accept the cancellation of outstanding SARs (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares.  The foregoing notwithstanding, except for a modification required to comply with any applicable law, regulation or rule, no modification of a SAR shall, without the consent of the Participant, materially impair his or her rights or increase the Participant’s obligations under such SAR.SECTION 10.STOCK UNITS AND OTHER STOCK AWARDS.(a)Stock Units Award.  Subject to the terms of the Plan, the Committee may grant Stock Units to Participants in such amounts as the Committee, in its sole discretion, may determine.  Each Award of Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company.  Such Award shall be subject to all applicable terms and conditions of the Plan and any other terms and conditions imposed by the Committee, as set forth in the Award Agreement, that are not inconsistent with the Plan.  The provisions of the various Stock Units Award Agreements entered into under the Plan need not be identical.(b)Number of Shares; Payment.  Each Stock Units Award Agreement shall specify the number of Shares that are subject to the Award and shall provide for the adjustment of such number in accordance with Section 11.  Unless otherwise provided in the Award Agreement, no consideration other than services shall be required of the Participant for a Stock Units Award.(c)Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement.  The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Award shall become vested in the event that a Change in Control occurs with respect to the Company.  The vesting of a Stock Units Award granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.(d)Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of Trading Days.  The Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments.  The Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A of the Code.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.Transfer Restrictions.  Unless otherwise provided in the Award Agreement, Stock Units may not be transferred other than by beneficiary designation, will or the laws of descent and distribution.  Any Award of Stock Units that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries.No Rights as a Shareholder.  A Participant, or a transferee of a Participant, shall have no voting, dividend or other rights as a shareholder with respect to any Shares covered by a Stock Units Award until such person receives such Shares upon settlement of the Award.  Unless the Award Agreement provides otherwise, the Participant shall have no right to be credited with amounts equal to dividends paid on Shares subject to the Stock Units Award.  A Participant shall have no rights under a Stock Units Award other than those of a general creditor of the Company.Other Stock Awards.  The Board may grant other forms of Award under the Plan that are based in whole or in part on Stock or the value thereof.  Subject to the provisions of the Plan, the Board shall have authority in its sole discretion to determine the terms and conditions of such Other Stock Awards, including the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Awards.SECTION 11.ADJUSTMENT OF SHARES.(a)General.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification, or a similar occurrence, the Board shall make appropriate adjustments to the following: (a) the number and class of Shares available for future Awards under Section 5; (b) the number and class of Shares covered by each outstanding Award; and (c) the Exercise Price under each outstanding Award; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Board.Dissolution or Liquidation.  To the extent not previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.Mergers, Consolidations and Other Corporate Transactions.  In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, or in the event of such other corporate transaction, such as a separation or reorganization, outstanding Awards shall be treated as the Board determines, in each case without the Participant’s consent.  Subject to compliance with Section 409A of the Code, the Board may provide, without limitation, for one or more of the following: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation; (b) the assumption, in whole or in part, of the outstanding Awards by the surviving corporation or a successor entity or its parent; (c) the substitution, in whole or in part, by the surviving corporation or a successor entity or its parent of its own awards for such outstanding Awards; (d)  exercisability and settlement, in whole or in part, of outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement followed by the cancellation of such Awards (whether or not then vested or exercisable) upon or immediately prior to the effectiveness of the transaction; or (e) settlement of the intrinsic value of the outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement, with payment made in cash or cash equivalents or property (including cash or property subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (whether or not then vested or exercisable) (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment).  For avoidance of doubt, the value of any property, including the value of property provided in settlement of an Award, shall be determined by the Board and, to the extent permitted under Section 409A of the Code, the settlement of an Award may provide for payment to be made on a delayed basis and/or contingent basis in recognition of and a reflection of escrows, earn-outs, or other limitations, conditions, contingencies or holdbacks applicable to holders of Stock in connection with the transaction.  Any acceleration of payment of an amount that is subject to Section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.  The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.Reservation of Rights.  Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class.  Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award.  The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.SECTION 12.DEFERRAL OF AWARDS.(a)Committee Powers

Subject to compliance with Section 409A of the Code, the Committee (in its sole discretion) may permit or require a Participant to:

(i)
Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)
Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b)	General Rules

A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13.     AWARDS UNDER OTHER PLANS.The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14.    PAYMENT OF DIRECTOR’S FEES IN SECURITIES.Effective Date.  No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.Elections to Receive NSOs, SARs, Restricted Shares or Stock Units.  An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Committee.  Alternatively, the Committee may mandate payment in any of such alternative forms.  Such NSOs, SARs, Restricted Shares and Stock Units shall be issued under the Plan.  An election under this Section 14 shall be filed with the Company on the prescribed form.Number and Terms of NSOs, SARs, Restricted Shares or Stock Units. The number of NSOs, SARs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Committee.  The terms of such NSOs, SARs, Restricted Shares or Stock Units shall also be determined by the Committee.SECTION 15.LEGAL AND REGULATORY REQUIREMENTS.Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16.    WITHHOLDING AND OTHER TAXES.General.  A Participant or his or her successor shall pay, or make arrangements satisfactory to the Committee for the satisfaction of, any federal, state, local or foreign withholding tax obligations that may arise in connection with the Plan, including by cash payment or another method as provided in this Section 16.  The Company shall not be required to issue any Shares or make any cash payment under the Plan if such obligations are not timely satisfied.Share Withholding.  The Committee may permit a Participant to satisfy all or part of his or her withholding tax obligations by having the Company withhold all or a portion of any Shares that would otherwise be issued to him or her upon exercise or settlement of an Award, or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may a Participant surrender Shares in excess of the legally required maximum tax withholding amount.  Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.  Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.  All elections by Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.Same-Day SalePayment.  To the extent permitted by the Committee in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of any withholding taxes.Sell-to-Cover Payment.  To the extent permitted by the Committee in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as whole or partial security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of any withholding taxesOther Forms of Payment.  The Committee may permit such other means of tax withholding as it deems appropriate.Employer Fringe Benefit Taxes.  To the extent permitted by applicable federal, state, local and foreign law, a Participant shall be liable for any fringe benefit tax that may be payable by the Company and/or the Participant’s employer in connection with any award granted to the Participant under the Plan, which the Company and/or employer may collect by any reasonable method established by the Company and/or employer.Section 409AEach Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A.  If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (a) six months and one day after the Participant’s separation from service, or (b) the Participant’s death, but only to the extent such delay is necessary to prevent the Award from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.  The provisions of the Plan and each Award Agreement are intended to comply with or be exempt from the provisions of Section 409A and shall be interpreted in a manner consistent therewith.  Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, the Board may in its sole discretion (but without any obligation to do so) amend the terms of any Award to the extent it determines necessary to comply with Section 409A.SECTION 17.TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS.Transfer RestrictionsUnless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17(a) shall be void and unenforceable against the Company.SECTION 18.PERFORMANCE BASED AWARDS.The number of Shares or the amount of cash or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals (such Awards, a “Performance Based Award”).  The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

SECTION 19.    NO RETENTION RIGHTS.No provision of the Plan, or any Award granted under the Plan, shall be construed to give any Participant any right to become an Employee or other Service provider, to be treated as an Employee, or to continue in Service for any period of time, or restrict in any way the rights of the Company (or Parent or Subsidiary to whom the Participant provides Service), which rights are expressly reserved, to terminate the Service of such person at any time and for any reason, with or without cause.

SECTION 20.      DURATION AND AMENDMENTS.Term of the Plan.  In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants, exercises or sales that have already occurred under the Plan shall be rescinded, and no additional grants, exercises or sales shall be made under the Plan after such date.  The Plan shall terminate automatically ten (10) years after the later of (a) its adoption by the Board, or (b) the most recent increase in the number of Shares reserved under Section 5 (other than pursuant to Section 11) that was approved by shareholders on or within twelve (12) months after the Board’s approval of such increase.  The Plan may be terminated on any earlier date pursuant to Section (b) below.Right to Amend or Terminate the Plan.  The Board may amend, suspend, or terminate the Plan at any time and for any reason.  An amendment of the Plan shall not be subject to the approval of the Company’s shareholders unless it (a) increases the number of Shares available for issuance under the Plan (except as provided in Section 11) or (b) materially changes the class of persons who are eligible for the grant of Awards.Effect of Amendment or Termination.  No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise or settlement of an Award granted prior to such termination.  Except as otherwise permitted by the Plan or an Award Agreement or as required to comply with any applicable law, regulation or rule, the termination of the Plan, or any amendment thereof, shall not have a material adverse effect on any Award previously granted under the Plan without the holder’s consent; provided, however, that an amendment which may cause an ISO to become an NSO shall not be treated as having a material adverse effect on an Award.